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                                                                    Exhibit 10-5
                              AMENDMENT 2A TO THE
                  SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN (SERP)
                                       OF
                        SAVANNAH FOODS & INDUSTRIES, INC.
                                AND SUBSIDIARIES

      WHEREAS, Savannah Foods & Industries, Inc. (the "Employer") maintains the Supplemental Executive Retirement Plan (SERP), hereinafter referred to as the "Plan," for selected key employees and which was restated effective January 1, 1989;

      WHEREAS, pursuant to the power reserved by the Employer by Article 11.1 of the Plan, on April 18, 1996, the Board of Directors of the Employer adopted a resolution amending the plan effective June 30, 1996; and

      WHEREAS, the Board of Directors wishes to document the resolution adopted as of June 30, 1996, by incorporating it into the Plan by way of this Amendment 2a;

      NOW THEREFORE, effective as of June 30, 1996, the Plan is amended as set forth below:

ARTICLE 1. REFERENCES, CONSTRUCTION AND DEFINITIONS

1.11 Credited Service. The entire paragraph shall be replaced by the following paragraph:

       "Credited Service shall mean for any Participant his total number of years and months of employment, minus any Breaks in Service as defined below, beginning with the date the Participant enters employment with the Company, or is re-employed, and shall accrue up to and including June 30, 1996. No Credited Service shall accrue after June 30, 1996. Twelve months shall be deemed to constitute a completed year; any remaining fraction of a year of service shall be counted as an entire year of service. The determination of all Participant's Credited Service shall be subject to the following rules:

              (a) A Break in Service shall occur if an employee has ceased Employment for 12 consecutive months or longer. In determining the length of each Break in Service, 30 days shall be deemed to constitute a completed month. Such Break in Service shall begin on the date the Employee is discharged, quits or retires. If a severed Employee reenters Employment within 12 months following his severance date, there will be no Break in Service and the entire period shall be included in the Employee's Credited Service.

              (b) The Employee's period of absence shall not constitute a Break in Service in the event the Employee is:

                     (i) on an authorized leave of absence granted by the Company in accordance with standard personnel policies applied to all Employees in a non-discriminatory manner to all Employee's similarly situated, including but not limited to a leave of absence for disability or maternity; or

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                       (ii)      on an authorized military leave while the
                       Employee's reinstatement rights are protected by law provided that such Employee directly entered military service from the Employer's service and shall not have voluntarily reenlisted after the date of his first entering active military service;

              (c) In the event an Employee transfers between the Company and its subsidiaries or affiliates, the total combined employment in each position shall be deemed Credited Service under the Plan.

              (d) Any period of Total Disability by a Totally Disabled Participant prior to June 30, 1996 shall be counted as Credited Service."

1.34 SERP Death Benefit. Subparagraphs (a) and (b) shall be deleted and replaced by the following sentences:

         "(a) The Participant's accrued benefit from the Retirement Income Plan determined as of June 30, 1996, and listed in the attached Supplement I;

         (b) the Participant's Social Security Amount as determined as of June 30, 1996, and listed in the attached Supplement I."

1.35 SERP Retirement Benefit. Subparagraphs (a) and (b) shall be deleted and replaced by the following sentences:

         "(a) The Participant's accrued benefit from the Retirement Income Plan determined as of June 30, 1996, and listed in the attached Supplement I;

         (b) the Participant's Social Security Amount as determined as of June 30, 1996, and listed in the attached Supplement I."

1.37 Social Security Amount. The entire paragraph shall be deleted and replaced by the following paragraph:

         "1.37 Social Security Amount. Effective June 30, 1996, the Social Security Amount shall be determined in accordance with Article 2.39 of the Savannah Foods & Industries, Inc. Retirement Income Plan. The precise amount of social security offset, as of June 30, 1996, has been calculated and listed in the attached Supplement I."

The following paragraph shall be added to the Plan:

"1.43    Supplement I.  Supplement I is hereby incorporated herein, and made a part of, the Plan as an attachment."


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ARTICLE 3. RETIREMENT BENEFITS

3.1 Normal Retirement Benefits. The last sentence of subparagraph (b) shall be replaced with the following sentence:

         "Each monthly payment of the Normal Retirement Benefit to the Participant shall equal the Participant's Accrued SERP Retirement Benefit."

3.3 Postponed Retirement Benefits. The last sentence of subparagraph (b) shall be replaced with the following sentence:

         "Each monthly payment of the Postponed Retirement Benefit to the Participant shall equal the Participant's Accrued SERP Retirement Benefit."

3.4 Disability Retirement Benefit. The last sentence of subparagraph (b) shall be replaced by the following sentence:

         "Each monthly payment of the Disability Retirement Benefit to the Participant shall equal the Participant's Accrued SERP Retirement Benefit."

ARTICLE 4. PRE-RETIREMENT DEATH BENEFIT

4.3      Amount. This paragraph shall be replaced with the following paragraph:

         "Each monthly payment of the Pre-Retirement Death Benefit shall equal the Participant's SERP Death Benefit multiplied by the Accrual Fraction."

         IN WITNESS WHEREOF, Savannah Foods & Industries, Inc. has caused this Amendment 2a to be executed by its duly authorized officers and its Corporate Seal to be affixed hereunder this 10th day of July, 1997.

                                        SAVANNAH FOODS & INDUSTRIES, INC.

                       By:       /S/ F. Sprague Exley
                                 ----------------------------------------------
                                         Sr. Vice President Human Resources and
                                         Administration

                       Attest:   /S/ John M. Tatum
                                 ----------------------------------------------
                                         Secretary




                                                               [Corporate Seal]

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